 Exhibit 10.2

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”), dated as of July 13, 2018, is made and entered into by and among Matlin & Partners Acquisition Corporation, a Delaware corporation (the “Company”), Matlin & Partners Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Cantor Fitzgerald & Co., a New York general partnership (“Cantor”), Crestview III USWS, L.P., a Delaware limited partnership (“Crestview Investor I”), Crestview III USWS TE, LLC, a Delaware limited liability company (“Crestview Investor II” and together with Crestview Investor I, “Crestview”), and, solely for purposes of Section 12(a), Crestview Partners III (TE), L.P., a Cayman Islands exempt limited partnership (“VCOC Shareholder I”), and Crestview Partners III Co-Investors, L.P., a Cayman Islands exempt limited partnership (“VCOC Shareholder II” and, together with VCOC Shareholder I, the “VCOC Shareholders” and, together with Crestview Investor I and Crestview Investor II, the “Crestview Entities”). Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party,” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.” Each capitalized term used and not otherwise defined in this Agreement has the meaning given to such term in the Merger and Contribution Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into that certain Merger and Contribution Agreement, dated as of the date of this Subscription Agreement, by and among the Company, MPAC Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, USWS Holdings LLC, a Delaware limited liability company (“USWS”), the Blocker Companies named therein and, solely for the purposes described therein, the Seller Representative named therein (as it may be amended from time to time, the “Merger and Contribution Agreement”), related to a proposed business combination involving the Company and USWS to be effected, on the terms and subject to the conditions set forth in the Merger and Contribution Agreement, by the Transactions;

WHEREAS, in connection with the Merger and Contribution Agreement and the Transactions, on the terms and subject to the conditions set forth in this Subscription Agreement: (1) Crestview desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Crestview, the Firm Shares (as defined below), the Backstop Shares (as defined below) and the Drawn Shares (as defined below); (2) the Company desires to grant to Crestview the Option (as defined below) to subscribe for and purchase the Option Shares (as defined below); and (3) the Parties desire to make the other covenants, agreements, representations and warranties set forth in this Subscription Agreement;

WHEREAS, as of the date of this Agreement, (1) Sponsor owns 14,500,000 warrants (the “Sponsor Warrants”) issued under that certain Warrant Agreement, dated as of March 9, 2017 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer and Trust Company, as warrant agent (the “Warrant Agent”); (2) Cantor owns 1,000,000 warrants (the “Cantor Warrants”) issued under the Warrant Agreement; and (3) each Sponsor Warrant and each Cantor Warrant entitles the holder thereof to purchase one-half of one share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), at an exercise price of $5.75 per half share of Class A Common Stock, on the terms and subject to the conditions set forth in the Warrant Agreement; and

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into subscription agreements with certain other investors (the “Other Subscription Agreements”) pursuant to which such other investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to such other investors, a total of at least 4,500,000 shares of Class A Common Stock, on terms and conditions substantially the same as those contained in this Subscription Agreement with respect to the Firm Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Subscription Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.       Subscription for Firm Shares; Warrants. Crestview hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Crestview, 9,000,000 shares of Class A Common Stock plus the Additional Shares (collectively, the “Firm Shares”), and the Company agrees to cause to be transferred or assigned to Crestview the Transferred Warrants (as defined below), for an aggregate purchase price of $90,000,000, on the terms and subject to the conditions set forth in this Subscription Agreement. Sponsor agrees to transfer and assign to Crestview at Closing 6,782,258 Sponsor Warrants (the “Sponsor Transferred Warrants) in lieu of the transfer by Sponsor of such Sponsor Transferred Warrants to the Company for cancellation in exchange for no consideration and the reissuance of such Sponsor Transferred Warrants by the Company to Crestview pursuant to the terms of this Subscription Agreement and (ii) Cantor agrees to transfer and assign to Crestview at Closing 467,742 Cantor Warrants (the “Cantor Transferred Warrants” and, together with the Sponsor Transferred Warrants, the “Transferred Warrants”) in lieu of the transfer by Cantor of such Cantor Transferred Warrants to the Company for cancellation in exchange for no consideration and the reissuance of such Cantor Transferred Warrants by the Company to Crestview pursuant to the terms of this Subscription Agreement. “Additional Shares” means 900,000 shares of Class A Common Stock to be acquired by Crestview, which, together with the Transferred Warrants, relate to Crestview’s agreement to provide the backstop commitment set forth in Section 3.

2.       Option. The Company hereby grants to Crestview an option (the “Option”) to subscribe for and purchase up to an additional 10,000,000 shares of Class A Common Stock from the Company (the “Option Shares”) at a purchase price of $10.00 per Option Share. The Option may be exercised by Crestview, in whole or in part, by delivery to the Company of a duly executed Notice of Exercise of Option, in the form attached hereto as Exhibit A (the “Exercise Notice”), on a single occasion at any time before 5:00 p.m., New York City time on the date that is two Business Days prior to the Scheduled Closing Date (as defined below) (the “Exercise Deadline”). If Crestview timely exercises the Option by delivering a duly executed Exercise Notice to the Company prior to the Exercise Deadline, Crestview will have subscribed for and be obligated to purchase from the Company, and the Company will be obligated to issue and sell to Crestview, the number of Option Shares specified in the Exercise Notice at a purchase price of $10.00 per Option Share, on the terms and subject to the conditions set forth in this Subscription Agreement. If Crestview fails to timely exercise the Option by delivering a duly executed Exercise Notice to the Company prior to the Exercise Deadline, (a) the Option shall terminate, (b) Crestview shall have no further right to exercise the Option or to subscribe for and purchase any Option Shares and (c) the Company shall have no obligation to issue and sell any Option Shares to Crestview.

3.       Backstop Commitment. Crestview hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Crestview (in addition to the Firm Shares and, to the extent applicable, the Option Shares) the Backstop Shares (as defined below) and the Drawn Shares (as defined below) for a purchase price equal to the Backstop Share Amount (as defined below), on the terms and subject to the conditions set forth in this Subscription Agreement. “Backstop Share Amount” means an amount equal to the lesser of (i) $90,000,000 and (ii) $280,000,000 less Available Funds (without taking into account any amount Crestview may be obligated to purchase pursuant to this Section 3) (the “Backstop Share Amount”). “Backstop Shares” means a number of shares of Class A Common Stock that is equal to the Backstop Share Amount, divided by $10.00. “Drawn Shares” means a number of shares of Class A Common Stock equal to 0.15 multiplied by number of the Backstop Shares. For the avoidance of doubt, if the Backstop Share Amount is zero or less than zero, no shares of Class A Common Stock will be purchased and sold pursuant to this Section 3.

4.       Closing.

(a)      Subject to the satisfaction or waiver of the conditions set forth in Sections 5(a)-(c), the closing of the purchase and sale of the Firm Shares and, if applicable, the Option Shares, the Backstop Shares and the Drawn Shares (collectively, and including the Option Shares, the Backstop Shares and the Drawn Shares only to the extent applicable, the “Shares”) contemplated hereby (the “Closing”) shall occur on the date of (the “Closing Date”), and immediately prior to, the closing of the Transactions provided for in the Merger and Contribution Agreement (the c“Merger Closing”); provided, however, that if the Option is exercised prior to the Exercise Deadline and the Merger Closing occurs prior to October 12, 2018 (or such other date as mutually agreed to by the Company and Crestview), the closing of the purchase and sale of the Option Shares as to which the Option is exercised (the “Delayed Option Closing”) shall occur on October 12, 2018 (or such other date as mutually agreed to by the Company and Crestview) (such date, the “Delayed Option Closing Date”) on the terms and subject to the conditions set forth in this Subscription Agreement. Not less than seven Business Days prior to the scheduled Closing Date (the “Scheduled Closing Date”), the Company shall deliver written notice to Crestview (the “Closing Notice”), specifying (i) the Scheduled Closing Date and (ii) if applicable, the Backstop Shares and Drawn Shares to be purchased and sold pursuant to Section 3.

(b)     On the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Sections 5(a)-(c) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing) and contemporaneously with the completion of the actions set forth in Section 4(c), Crestview shall deliver to the Company the aggregate purchase price for the Shares set forth above by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

(c)     On the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Sections 5(a)-(c) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing), the applicable Party or Parties shall take (or cause to be taken) the following actions:

(i)       The Company shall deliver (or cause to be delivered) to Crestview the Shares against payment by Crestview to the Company of the aggregate purchase price for the Shares as provided above, in each case in book-entry form and free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws). Each book entry for the Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(ii)      Sponsor shall transfer and assign to Crestview the Sponsor Transferred Warrants, Sponsor shall surrender the Sponsor Transferred Warrants to the Warrant Agent for registration of such transfer, and each of Sponsor and the Company shall take such action as may be required in connection therewith in order to cause to the Sponsor Transferred Warrants to be issued to and registered in the name of Crestview, all in accordance with the terms of the Warrant Agreement and free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws, the Warrant Agreement and the Letter Agreement).

(iii)     Cantor shall transfer and assign to Crestview the Cantor Transferred Warrants, Cantor shall surrender the Cantor Transferred Warrants to the Warrant Agent for registration of such transfer, and each of Cantor and the Company shall take such action as may be required in connection therewith in order to cause to the Cantor Transferred Warrants to be issued to and registered in the name of Crestview, all in accordance with the terms of the Warrant Agreement and free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws and the Warrant Agreement).

(iv)     The Company and Crestview (together with the other parties thereto) shall enter into the A&R Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

(v)       Each of the Parties shall execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the Closing as contemplated by this Subscription Agreement.

(d)    On the Delayed Option Closing Date, if any, subject to the satisfaction or waiver of the conditions set forth in Section 5(d)-(f) (other than those conditions that by their nature are to be satisfied at the Delayed Option Closing, but without affecting the requirement that such conditions be satisfied or waived at the Delayed Option Closing) and contemporaneously with the completion of the actions set forth in Section 4(e), Crestview shall deliver to the Company the aggregate purchase price for the Option Shares as to which the Option has been exercised set forth above by wire transfer of United States dollars in immediately available funds to the account specified by the Company prior to the Delayed Option Closing Date.

(e)     On the Delayed Option Closing Date, subject to the satisfaction or waiver of the conditions set forth in Section 5(d)-(f) (other than those conditions that by their nature are to be satisfied at the Delayed Option Closing, but without affecting the requirement that such conditions be satisfied or waived at the Delayed Option Closing), the Company shall take (or cause to be taken) the following actions:

(i)       The Company shall deliver (or cause to be delivered) to Crestview the Option Shares as to which the Option has been exercised against payment by Crestview to the Company of the aggregate purchase price for the Option Shares as provided above, in each case in book-entry form and free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws). Each book entry for the Option Shares shall contain a notation, and each certificate (if any) evidencing the Option Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(ii)       Each of the Company and Crestview shall execute and deliver such additional documents and take such additional actions as such Parties reasonably may deem to be practical and necessary in order to consummate the Delayed Option Closing as contemplated by this Subscription Agreement.

5.       Closing Conditions.

(a)     The obligations of each of the Parties to consummate the Closing are subject to the satisfaction on the Closing Date, or the waiver by each of the Parties, of each of the following conditions:

(i)       all conditions precedent to the Merger Closing provided for in the Merger and Contribution Agreement shall have been satisfied or, subject to Section 5(b)(iii), waived by the applicable party or parties thereto, and the Merger Closing shall occur, in accordance with the terms of the Merger and Contribution Agreement, on the Closing Date substantially concurrently with the Closing;

(ii)       other investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to such other investors, a total of at least 1,000,000 shares of Class A Common Stock pursuant to Other Subscription Agreements;

(iii)       all conditions precedent to the closing of the transactions provided for in the Other Subscription Agreements shall have been satisfied by the applicable party or parties thereto, and the closing of each such transaction shall occur, in accordance with the terms of the applicable Other Subscription Agreement, on the Closing Date substantially concurrently with the Closing;

(iv)      there shall not be any law, rule, regulation or order (whether temporary, preliminary or permanent) of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition; and

(v)       the Shares shall have been approved for listing on the NASDAQ Capital Market (“NASDAQ”), subject only to official notice of issuance thereof, and no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(b)     In addition to the conditions set forth in Section 5(a), the obligation of Crestview to consummate the Closing is subject to the satisfaction on the Closing Date, or the waiver by Crestview, of the following conditions:

(i)       the representations and warranties of the Company, Sponsor and Cantor set forth in, respectively, Section 6, Section 7 and Section 8 shall be true and correct in all material respects at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);

(ii)       the Company, Sponsor and Cantor shall have each performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by each of them at or prior to the Closing; and

(iii)      there has been no (A) amendment, waiver or modification to the Parent Sponsor Agreement, the Other Subscription Agreements or the Merger and Contribution Agreement or (B) consent or approval provided by the Company with respect to Section 6.3 of the Merger and Contribution Agreement, in each case, that materially and adversely affects Crestview.

(c)      In addition to the conditions set forth in Section 5(a), the obligations of each of the Company, Sponsor and Cantor to consummate the Closing are subject to the satisfaction on the Closing Date, or the waiver by each of the Company, Sponsor and Cantor, of the following conditions:

(i)        the representations and warranties of Crestview set forth in Section 9 shall be true and correct in all material respects at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); and

(ii)       Crestview shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Crestview at or prior to the Closing.

(d)     The obligations of the Company and Crestview to consummate the Delayed Option Closing are subject to the satisfaction on the Delayed Option Closing Date, or the waiver by the Company and Crestview, of each of the following conditions:

(i)        Crestview shall have exercised the Option prior to the Exercise Deadline and the Merger Closing shall have occurred prior to October 12, 2018;

(ii)       there shall not be any law, rule, regulation or order (whether temporary, preliminary or permanent) of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition; and

(iii)      the Option Shares as to which the Option has been exercised shall have been approved for listing on the NASDAQ, subject only to official notice of issuance thereof, and no suspension of the qualification of the Option Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(e)       In addition to the conditions set forth in Section 5(d), the obligation of Crestview to consummate the Delayed Option Closing is subject to the satisfaction on the Delayed Option Closing Date, or the waiver by Crestview, of the following condition: the representations and warranties of the Company set forth in Section 6 (other than Section 6(c)) shall be true and correct in all material respects at and as of the Delayed Option Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date).

(f)       In addition to the conditions set forth in Section 5(d), the obligations of the Company to consummate the Delayed Option Closing are subject to the satisfaction on the Delayed Option Closing Date, or the waiver by the Company, of the following condition: the representations and warranties of Crestview set forth in Section 9 shall be true and correct in all material respects at and as of the Delayed Option Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date).

6.       Company Representations and Warranties. The Company represents and warrants to the Crestview Entities that:

(a)      The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)      The Shares have been duly authorized and, when issued and delivered to Crestview in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

(c)      The Transferred Warrants have been duly authorized and validly issued in accordance with the terms of the Warrant Agreement. The shares of Class A Common Stock issuable upon exercise of the Transferred Warrants have been duly authorized and, when issued and delivered upon such exercise in accordance with the terms of the Warrant Agreement and against full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

(d)      This Subscription Agreement, the Parent Sponsor Agreement, the Other Subscription Agreements, the A&R Registration Rights Agreement and the Merger and Contribution Agreement (collectively, the “Transaction Documents”) have been duly authorized by the Company, have been (or, in the case of the A&R Registration Rights Agreement, at Closing will have be) duly executed and delivered by the Company and are (or, in the case of the A&R Registration Rights Agreement, at Closing will be) enforceable against the Company in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e)      The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including the issuance and sale of the Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii)  the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties; except, in the cases of clauses (i) and (iii) above, for such matters that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company, the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the Transaction Documents (a “Material Adverse Effect”).

(f)       Except for placement fees payable to Cantor, in its capacity as placement agent for the offer and sale of the Shares and the shares of Class A Common Stock issuable pursuant to the Other Subscription Agreements (in such capacity, the “Placement Agent”), the Company has not paid, and is not obligated to pay, any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

(g)      Assuming the accuracy of the representations and warranties of Crestview set forth in Section 9, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not required to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

(h)      None of the Other Subscription Agreements contains any terms that are materially more favorable to the investors party thereto (or any affiliate or related-party thereof) than the terms of this Subscription Agreement.

(i)       Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or share of the Shares, the Transferred Warrants and the shares of Class A Common Stock issuable upon exercise of the Transferred Warrants (collectively, the “Offered Securities”).

(j)       The Company has timely filed all forms, reports and other documents required to be filed by it with the  Securities and Exchange Commission (the “SEC”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since March 9, 2017. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and none of the SEC Documents, at the time they were filed with the SEC (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the SEC with respect to any of the SEC Documents.

(k)       Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein.

(l)       There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Offered Securities or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Closing Date.

(m)     The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii)  the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)      The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Offered Securities), other than (i) filings required by applicable state or federal securities laws, (ii) those required by NASDAQ, including with respect to obtaining stockholder approval and (iii) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)      The authorized capital stock of the Company consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 90,000,000 shares of Class A Common Stock and (iii) 10,000,000 shares of Class F Common Stock, par value $0.0001 per share (“Class F Common Stock”). As of the date hereof: (i) no shares of Preferred Stock are issued and outstanding, (ii) 32,500,000 shares of Class A Common Stock are issued and outstanding, (iii) 8,125,000 shares of Class F Common Stock are issued and outstanding and (iv) 48,000,000 warrants, each entitling the holder thereof to purchase one-half of one share of Class A Common Stock at an exercise price of $5.75 per one-half share of Class A Common Stock, are outstanding.

(p)      The Company has not received any written communication since December 31, 2017, from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(q)      The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NASDAQ. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NASDAQ or the SEC with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on NASDAQ. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

(r)       Except for the specific representations and warranties expressly made by the Company in this Section 6, none of the Company or any of its Affiliates or Representatives (including Sponsor and the Placement Agent and their respective Affiliates and Representatives) (collectively, the “Company Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, USWS, the Transactions, the offering of the Shares, the transactions contemplated hereby or any other matter, and the Company Parties disclaim any such representation or warranty; provided, however, that the foregoing shall not affect the specific representations and warranties expressly made by Sponsor and Cantor in Section 7 and Section 8, respectively. The Crestview Entities acknowledge that the representations and warranties of the Company set forth in this Section 6 are solely those of the Company and not of any of its Affiliates or Representatives or any other Person (including the Sponsor and the Placement Agent). Except for the specific representations and warranties expressly made by the Crestview Entities in Section 9, the Company specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by the Crestview Entities.

7.       Sponsor Representations and Warranties. Sponsor represents and warrants to the Crestview Entities that:

(a)      Sponsor is validly existing and is in good standing under the laws of the State of Delaware, with the requisite limited liability company power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)     This Transaction Documents to which the Sponsor is a party have been duly authorized, executed and delivered by Sponsor and are enforceable against Sponsor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)      The execution and delivery by Sponsor of the Transaction Documents to which it is a party, and the performance by Sponsor of its obligations under such Transaction Documents, including the transfer and assignment of the Sponsor Transferred Warrants, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sponsor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which Sponsor is a party or by which Sponsor is bound or to which any of the property or assets of Sponsor is subject; (ii) the organizational documents of Sponsor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sponsor or any of its properties; except, in the cases of clauses (i) and (iii) above, for such matters that would not reasonably be expected to have a material adverse effect on the legal authority or ability of Sponsor to perform in all material respects its obligations under the Transaction Documents to which it is a party.

(d)      Sponsor has not paid, and is not obligated to pay, any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement.

(e)      Sponsor owns, of record and beneficially, the Sponsor Transferred Warrants, free and clear of any liens or restrictions on transfer other than those arising pursuant to (i) this Agreement, (ii) the Warrant Agreement, (iii) that certain letter agreement (Re: Initial Public Offering), dated March 9, 2017, among Sponsor, the Insiders named therein and the Company (the “Letter Agreement”) or (iv) applicable securities Laws.

(f)       Except for the specific representations and warranties expressly made by Sponsor in this Section 7, none of Sponsor or any of its Affiliates or Representatives (including the Company and its Affiliates and Representatives) (collectively, the “Sponsor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Sponsor, the Company, USWS, the Transactions, the offering of the Shares, the transactions contemplated hereby or any other matter, and the Sponsor Parties disclaim any such representation or warranty; provided, however, that the foregoing shall not affect the specific representations and warranties expressly made by the Company and Cantor in Section 6 and Section 8, respectively. The Crestview Entities acknowledge that the representations and warranties of Sponsor set forth in this Section 7 are solely those of Sponsor and not of any of its Affiliates or Representatives or any other Person (including the Company). Except for the specific representations and warranties expressly made by the Crestview Entities in Section 9, Sponsor specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by the Crestview Entities.

8.       Cantor Representations and Warranties. Cantor represents and warrants to the Crestview Entities that:

(a)      Cantor is validly existing and is in good standing under the laws of the State of New York, with the requisite general partnership power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)      This Subscription Agreement has been duly authorized, executed and delivered by Cantor and is enforceable against Cantor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)      The execution and delivery by Cantor of this Subscription Agreement, and the performance by Cantor of its obligations under this Subscription Agreement, including the transfer and assignment of the Cantor Transferred Warrants, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Cantor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which Cantor is a party or by which Cantor is bound or to which any of the property or assets of Cantor is subject; (ii) the organizational documents of Cantor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Cantor or any of its properties; except, in the cases of clauses (i) and (iii) above, for such matters that would not reasonably be expected to have a material adverse effect on the legal authority or ability of Cantor to perform in all material respects its obligations under this Subscription Agreement.

(d)     Cantor has not paid, and is not obligated to pay, any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement.

(e)      Cantor owns, of record and beneficially, the Cantor Transferred Warrants, free and clear of any liens or restrictions on transfer other than those arising pursuant to (i) this Agreement, (ii) the Warrant Agreement or (iii) applicable securities Laws.

(f)      Except for the specific representations and warranties expressly made by Cantor in this Section 8, none of Cantor or any of its Affiliates or Representatives (collectively, the “Cantor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Cantor, the Company, USWS, the Transactions, the offering of the Shares, the transactions contemplated hereby or any other matter, and the Cantor Parties disclaim any such representation or warranty. The Crestview Entities acknowledge that the representations and warranties of Cantor set forth in this Section 8 are solely those of Cantor and not of any of its Affiliates or Representatives or any other Person. The Crestview Entities further acknowledge that the representations and warranties of Cantor set forth in this Section 8 are made by Cantor solely in its capacity as the owner of the Cantor Transferred Warrants and not as the Placement Agent. Except for the specific representations and warranties expressly made by the Crestview Entities in Section 9, Cantor specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by the Crestview Entities.

9.        Crestview Representations and Warranties. References to “Crestview” in this Section 9 shall be deemed to refer to each of Crestview Investor I and Crestview Investor II, and each Crestview Entity represents and warrants, where applicable, severally but not jointly, to the Company, Sponsor and Cantor that:

(a)      Each Crestview Entity is validly existing and is in good standing under the laws of its respective jurisdiction of formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)      This Subscription Agreement has been duly authorized, executed and delivered by each Crestview Entity and is enforceable against such Crestview Entity in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)       The execution and delivery by each Crestview Entity of this Subscription Agreement, and performance by such Crestview Entity of its obligations under this Subscription Agreement, including the purchase of the Shares and the acquisition of the Transferred Warrants, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Crestview Entity or pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Crestview Entity is a party or by which such Crestview Entity is bound or to which any of the property or assets of such Crestview Entity is subject; (ii) the organizational documents of such Crestview Entity; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Crestview Entity or any of its properties, except, in the case of clauses (i) and (iii), for such matters that would not reasonably be expected to have a material adverse effect on the legal authority or ability of such Crestview Entity to perform in all material respects its obligations under this Subscription Agreement.

(d)      Crestview (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule I hereto, (ii) is acquiring the Shares and the Transferred Warrants only for its own account and not for the account of others, or if Crestview is acquiring the Shares and the Transferred Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” (each as defined above), and Crestview has full investment discretion with respect to each such account and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares and the Transferred Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Crestview has completed Schedule I hereto, and the information contained therein is accurate and complete.

(e)      Crestview understands that the Offered Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act and that the Offered Securities have not been registered under the Securities Act. Crestview understands that the Offered Securities may not be resold, transferred, pledged or otherwise disposed of by Crestview absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry notations with respect to (or certificates representing) the Offered Securities will contain a legend to such effect. Crestview acknowledges that the Offered Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Crestview understands and agrees that the Offered Securities, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Crestview may not be able to readily resell the Offered Securities and may be required to bear the financial risk of an investment in the Offered Securities for an indefinite period of time. Crestview further understands that the Transferred Warrants are subject to certain restrictions on transfer under the terms of the Warrant Agreement and that the Sponsor Transferred Warrants are subject to certain restrictions on transfer under the terms of the Letter Agreement. Crestview understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Offered Securities.

(f)       Crestview’s acquisition and holding of the Offered Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(g)      In making its decision to subscribe for and purchase or acquire the Shares and the Transferred Warrants, Crestview has relied solely upon Crestview’s own independent investigation and the representations and warranties of the Company, Sponsor and Cantor contained herein. Without limiting the generality of the foregoing, Crestview has not relied on any statements or other information provided by the Placement Agent concerning the Company or the Offered Securities or the offer and sale of the Offered Securities. Crestview acknowledges that (i) Crestview has received such information as Crestview deems necessary in order to make an investment decision with respect to the Offered Securities, and (ii) Crestview and its professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as Crestview and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Offered Securities.

(h)      Crestview became aware of the offering of the Offered Securities solely by means of direct contact between Crestview and the Company, Sponsor, Cantor or the Placement Agent, and the Offered Securities were offered to Crestview solely by direct contact between Crestview and the Company, Sponsor, Cantor or the Placement Agent. Crestview did not become aware of the offering of the Offered Securities, nor were the Offered Securities offered to Crestview, by any other means.

(i)       Crestview acknowledges that it is aware that there are substantial risks incident to the acquisition and ownership of the Offered Securities. Crestview has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Offered Securities, and Crestview has sought such accounting, legal and tax advice as Crestview has considered necessary to make an informed investment decision.

(j)       Alone, or together with any professional advisor(s), Crestview has adequately analyzed and fully considered the risks of an investment in the Offered Securities and determined that the Offered Securities are a suitable investment for Crestview and that Crestview is able at this time and in the foreseeable future to bear the economic risk of a total loss of Crestview’s investment in the Company. Crestview acknowledges specifically that a possibility of total loss exists.

(k)      Crestview understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Offered Securities or made any findings or determination as to the fairness of an investment in the Offered Securities.

(l)       Crestview is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, or the Foreign Sanctions Evaders List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or, to Crestview’s knowledge, providing banking services indirectly to a non-U.S. shell bank. Crestview agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Crestview is permitted to do so under applicable law. If Crestview is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Crestview maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC Lists. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Crestview and used to purchase the Offered Securities were legally derived.

(m)     Crestview acknowledges that the Placement Agent and its Representatives (i) have made no independent investigation with respect to the Company or the Offered Securities or the accuracy, completeness or adequacy of any information supplied to Crestview by the Company and (ii) in connection with the issue and purchase of the Offered Securities, have not acted as Crestview’s financial advisor or fiduciary.

(n)     At the Closing, Crestview will have sufficient funds to pay the aggregate purchase price for the Shares.

(o)     Except for the specific representations and warranties expressly made by the Crestview Entities in this Section 9, none of the Crestview Entities nor any of their respective Representatives or Affiliates (the “Crestview Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to any Crestview Entity, the transactions contemplated hereby or any other matter, and the Crestview Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made (i) by the Company in Section 6, (ii) by Sponsor in Section 7 and (iii) by Cantor in Section 8, each Crestview Entity specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Company Party, any Sponsor Party or any Cantor Party.

10.    Reserved.

11.    Additional Crestview Agreements.

(a)     To the extent Crestview or any of its controlled Affiliates owns or hereafter acquires any shares of Class A Common Stock initially issued in the Company’s initial public offering (“Public Shares”), Crestview irrevocably agrees that it will, and will cause such controlled Affiliates to, (i) vote (or cause to be voted), at any Parent Stockholders Meeting, or any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval of the Company’s stockholders is sought, its Public Shares in favor of approval of the Parent Stockholder Proposals at the Parent Stockholders Meeting and any adjournments or postponements thereof and (ii) not elect to cause the Company to redeem all or a portion of its Public Shares pursuant to the Parent Stockholder Redemption Right in connection with the Transactions.

(b)     To the extent Crestview or any of its controlled Affiliates owns or hereafter acquires any units representing limited liability company interests in USWS (“USWS Units”), Crestview agrees that it will not, and will cause its controlled Affiliates not to, withdraw, modify or qualify in any manner, or seek to do any of the foregoing with respect to, any vote, approval or consent made or given by the holders of USWS Units with respect to the execution and delivery by USWS of, or the performance by USWS of its obligations under, the Merger and Contribution Agreement or the consummation by USWS of the Transactions.

(c)     Crestview hereby agrees that none of Crestview, its controlled Affiliates or any person or entity acting on behalf of Crestview or any of its controlled Affiliates or pursuant to any understanding with Crestview or any of its controlled Affiliates will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 11(c), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d)     Crestview agrees that, if it acquires the Transferred Warrants pursuant to this Subscription Agreement, it will be bound by the transfer restrictions set forth in (i) Section 2.5 of the Warrant Agreement and (ii) with respect to the Sponsor Transferred Warrants, paragraph 7(b) of the Letter Agreement (subject to paragraph 7(c) of the Letter Agreement).

12.    Additional Company Agreements.

(a)     Director Designation Rights.

(i)        As provided in Section 2.3(a) of, and Schedule 2.3(a) to, the Merger and Contribution Agreement, on the Closing Date and subject to the consummation of the Closing, Parent shall cause the board of directors of the Company (the “Company Board”) to include Adam J. Klein (a designee of VCOC Shareholder I), who shall be designated as a Class II Director, and an individual designated by VCOC Shareholder II within fourteen (14) days of the date of this Subscription Agreement, who shall be designated as a Class III Director (collectively, the “Initial Crestview Board Designees”); provided, however, that if any individual named as an Initial Crestview Board Designee is unwilling or unable to serve as a member of the Company Board, such individual shall be replaced with another individual designated in writing to the Company by the applicable VCOC Shareholder prior to the Merger Closing, which individual shall be independent for purposes of NASDAQ rules if the individual who is unwilling or unable to serve is listed as an “Independent Director on Schedule 2.3(a) to the Merger and Contribution Agreement.

(ii)        Following the Closing, and subject to the other provisions of this Section 12(a), for so long as Crestview is the “beneficial owner” under Rule 13d-3 under the Exchange Act (provided, that for this purpose Crestview shall not be the beneficial owner of the shares of Class A Common Stock issuable upon exercise of the Transferred Warrants or any other warrants to purchase shares of Class A Common Stock owned by Crestview prior to the exercise of such warrants) (“Beneficial Owner”) of a number of shares of Class A Common Stock equal to at least 14.3% of the issued and outstanding shares of Class A Common Stock, then at each annual or special meeting of the stockholders of the Company at which (A) Class II Directors are to be elected to the Company Board, the Company Board or a committee thereof will nominate, and the Company will use its commercially reasonable efforts to cause the stockholders to elect to the Company Board, a slate of directors which includes one individual designated by VCOC Shareholder I and (B) Class III Directors are to be elected to the Company Board, the Company Board or a committee thereof will nominate, and the Company will use its commercially reasonable efforts to cause the stockholders to elect to the Company Board, a slate of directors which includes one individual designated by VCOC Shareholder II; provided, however, that at least one of the designees pursuant to clauses (A) and (B) above must be independent for purposes of NASDAQ rules. Following the Closing, and subject to the other provisions of this Section 12(a), for so long as Crestview is the Beneficial Owner of a number of shares of Class A Common Stock equal to at least 5%, but less than 14.3%, of the issued and outstanding shares of Class A Common Stock, then at each annual or special meeting of the stockholders of the Company at which Class II Directors are to be elected to the Company Board, the Company Board or a committee thereof will nominate, and the Company will use its commercially reasonable efforts to cause the stockholders to elect to the Company Board, a slate of directors which includes one individual designated by VCOC Shareholder I. After the first date on which Crestview is the Beneficial Owner of a number of shares of Class A Common Stock which is less than 5% of the issued and outstanding Class A Common Stock, the VCOC Shareholders shall have no right to designate nominees for director. Nominees designated by VCOC Shareholders pursuant to this Section 12(a), including the Initial Crestview Board Designees, are referred to herein as “Crestview Board Designees.”

(iii)       If a Crestview Board Designee is nominated and not elected at the annual meeting of stockholders, then the applicable VCOC Shareholders shall provide the Company the name of a different replacement director and the Company Board and the Company shall use commercially reasonable efforts to appoint such person to serve as a Crestview Board Designee to the Company Board, including, if applicable, increasing the size of the Company Board and appointing such Crestview Board Designee to fill the newly-created vacancy, subject to the independence requirement set forth in Section 12(a)(ii), if applicable.

(iv)       If a Crestview Board Designee ceases to continue in office for any reason prior to the termination of the VCOC Shareholders’ rights to designate directors in this Section 12(a), the applicable VCOC Shareholder shall designate a replacement director and the Company Board shall use commercially reasonable efforts to cause such replacement director to be appointed to the vacancy on the Company Board created by such Crestview Board Designee ceasing to serve on the Company Board, subject to the independence requirement set forth in Section 12(a)(ii), if applicable.

(v)        For so long as both VCOC Shareholders are entitled to designate a Crestview Board Designee pursuant to Section 12(a)(ii) and subject to Section 12(a)(iii) and Section 12(a)(viii), the Company Board shall not consist of more than seven total members without the prior written consent of the VCOC Shareholders.

(vi)       At least one Crestview Board Designee shall be offered representation or observer rights on each committee of the Company Board, if any, as and to the extent permitted by applicable law and NASDAQ rules.

(vii)      The VCOC Shareholders will provide the Company all information with respect to the Crestview Board Designees requested by the Company and required to be included in the Proxy Statement or other SEC filings of the Company.

(viii)     Nothing in this Section 12(a) shall be deemed to prohibit the Company from taking any action that at least a majority of the members of the Company Board determines in good faith may be necessary to (A) comply with any rule or regulation of the SEC or NASDAQ or (B) comply with applicable law.

(b)     Following the Merger Closing, as long as Crestview or any of its Affiliates is the Beneficial Owner of a number of shares of Class A Common Stock equal to at least 5% of the issued and outstanding shares of Class A Common Stock, the Company shall, with respect to each VCOC Shareholder:

(i)       Provide such VCOC Shareholder or its designated representative with:

(A)       the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Shareholder shall reasonably request;

(B)       copies of any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act filed by the Company promptly following the filing thereof if requested by such VCOC Shareholder; and

(C)       copies of all materials provided to the Company Board; provided that the Company shall be entitled to exclude portions of such materials to the extent (i) providing such portions could be reasonably expected to result in the waiver of attorney-client privilege or (ii) such portions include any matter involving an actual or potential conflict of interest between the Company and Crestview or any of its Affiliates;

(ii)       Make appropriate officers and/or directors of the Company or its Subsidiaries available periodically and at such times as reasonably requested by the VCOC Shareholder for consultation with the VCOC Shareholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment or the proposed commencement or compromise of significant litigation;

(iii)       To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Shareholder or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issues of significant amounts of debt or equity and material amendments to the organization documents of the Company, and to provide the VCOC Shareholder or its designated representative with the right to consult with the Company with respect to such actions; and

(iv)       Provide the VCOC Shareholder or its designated representative with such other rights of consultation which the VCOC Shareholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the regulations of the United States Department of Labor set forth in 29 CFR Section 2510.3-101(d).

(c)     The Company agrees to consider, in good faith, the recommendations of the VCOC Shareholder or its designated representative in connection with the matters on which it is consulted as described in Section 12(b), recognizing that the ultimate discretion with respect to all such matters shall at all times be retained by the Company.

(d)     If (i) during the period from the date hereof until the earlier of the Closing or the termination of this Subscription Agreement pursuant to Section 15, the Company receives any request to consent to a Transfer of Capital Stock of any Blocker Company or any USWS Units pursuant to Section 6.10(b) of the Merger and Contribution Agreement, or (ii) during the period from the Closing Date until the date that is 180 days after the Closing Date, the Company receives any request to approve a Transfer pursuant to Section 5.01(b)(vi) of the Registration Rights and Lock-Up Agreement, the Company will, in either case, (A) grant such consent or approval if such Transfer is to Crestview or its Affiliates and (B) not grant such consent or approval if such Transfer is to any Person other than Crestview or its Affiliates.

13.     Additional Sponsor Agreement. Sponsor agrees that, from and after the date of this Subscription Agreement and until the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with Section 15, Sponsor will not Transfer any of the Sponsor Warrants unless following such Transfer, Sponsor retains a number of Sponsor Warrants sufficient to satisfy its obligation, if applicable, to transfer and assign the Sponsor Transferred Warrants to Crestview at Closing.

14.     Additional Cantor Agreement. Cantor agrees that, from and after the date of this Subscription Agreement and until the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with Section 15, Cantor will not Transfer any of the Cantor Warrants unless following such Transfer, Cantor retains a number of Cantor Warrants sufficient to satisfy its obligation, if applicable, to transfer and assign the Cantor Transferred Warrants to Crestview at Closing.

15.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger and Contribution Agreement is terminated in accordance with its terms, (b) the mutual written agreement of each of the Company and each Crestview Entity to terminate this Subscription Agreement or (c) the Merger Closing without the substantially concurrent consummation of the Closing as a result of the failure of any of the conditions to Closing set forth in Section 5 to be satisfied or waived at or prior to the Closing; provided that nothing herein will relieve any Party from liability for any willful breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify each Crestview Entity of the termination of the Merger and Contribution Agreement promptly after such termination. Notwithstanding the foregoing, this Section 15, Section 16 and Section 17 shall survive the termination of this Agreement.

16.    Trust Account Waiver. Reference is made to the final prospectus of the Company, filed with the SEC (File No. 333-216076) (the “Prospectus”), and dated as of March 9, 2017. Crestview hereby acknowledges that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”), (b) to the Public Stockholders if the Company fails to consummate a Business Combination within 24 months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay taxes, if any, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Crestview hereby agrees on behalf of itself and its Representatives and Affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, it and its Representatives and Affiliates do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Crestview, on behalf of itself and its Representatives and Affiliates, hereby irrevocably waives any Released Claims that Crestview or its Representatives or Affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its Representatives or Affiliates and will not seek recourse against the Trust Account for any reason whatsoever (including for an alleged breach of any agreement with the Company or its Affiliates). Crestview agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its Affiliates to induce the Company to enter in this Subscription Agreement, and Crestview further intends and understands such waiver to be valid, binding and enforceable against Crestview and each of its Representatives and Affiliates under applicable law. To the extent Crestview or any of its Representatives or Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives or Affiliates, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives or Affiliates, Crestview hereby acknowledges and agrees that Crestview’s and its Representatives’ and Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Crestview or its Representatives of Affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account or any amounts contained therein.

17.     Miscellaneous.

(a)     This Subscription Agreement and the rights and obligations of the Parties hereunder may not be assigned by any Party to any other Person, except that each Crestview Entity may assign its rights under this Subscription Agreement to one or more of its Affiliates, provided that no such assignment shall relieve such Crestview Entity of its obligations hereunder if any such Affiliate fails to perform such obligations.

(b)     The Company may request from Crestview such additional information as the Company may deem necessary to evaluate the eligibility of Crestview to acquire the Offered Securities, and Crestview shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(c)     Each Crestview Entity acknowledges that the Company, the Placement Agent, Sponsor, Cantor and their respective Representatives will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each Crestview Entity agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. Each Crestview Entity further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of such Crestview Entity contained in Section 9.

(d)     Each Party is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)     All of the agreements, representations and warranties made by each Party in this Subscription Agreement shall survive the Closing.

(f)       This Subscription Agreement may not be amended except by an instrument in writing signed by each of the Parties. No waiver under this Subscription Agreement shall be effective unless it is signed by the Party against whom enforcement of such waiver is sought.

(g)     This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the Parties, and their respective successor and assigns, except as provided in Section 17(c).

(h)     Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)       If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)       This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different Parties in separate counterparts, with the same effect as if all Parties had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)      All reasonable costs and expenses, including fees and disbursements of counsel and environmental consultants, incurred by the Crestview Entities in connection with this Subscription Agreement and the transactions contemplated herein shall be paid by the Company.

(l)      The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m)     The Parties agree that irreparable damage would occur in the event that the Parties do not perform the provisions of this Subscription Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(n)     This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(o)     Any legal action, suit or proceeding arising out of or relating to this Subscription Agreement may only be instituted in any state or federal court in the Borough of Manhattan, City of New York, which will have exclusive jurisdiction for all matters relating to this Subscription Agreement, and each Party waives any objection which such Party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

(p)     EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(p).

(q)     Any notice or other communication required or permitted under this Subscription Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) when delivered by certified mail, registered mail, courier service, return-receipt received to the Party at the address set forth below, or at such other address provided by like notice to the other Parties:

(i)       if to the Company, to:

Matlin & Partners Acquisition Corporation
520 Madison Avenue

35th Floor

New York, New York 10022

Attn: Robert H. Weiss

Email: weiss@matlinpatterson.com

with a copy (which shall not constitute notice) to:

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attn.: Charles H. Still, Jr.

Email: charles.still@bracewell.com

(ii)       if to Sponsor, to:

Matlin & Partners Acquisition Sponsor LLC

c/o MatlinPatterson Global Advisers LLC

520 Madison Avenue

35th Floor

New York, New York 10022

Attn: Robert H. Weiss

Email: weiss@matlinpatterson.com

(iii)     if to Cantor, to:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Attn: Sage Kelly, Head of Investment Banking

Email: sage.kelly@cantor.com

Facsimilie: (212)-829-4708

with a copy (which shall not constitute notice) to:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Attn: Stephen Merkel, General Counsel

Email: Stephen.merkel@cantor.com

Facsimilie: (212)-829-4708

(iv)    if to any Crestview Entity, to:

Crestview Advisors, L.L.C.

667 Madison Avenue

10th Floor

New York, New York 10065

Attn: Adam Klein; Ross Oliver

Email: aklein@crestview.com; roliver@crestview.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: E. Ramey Layne; James M. Garrett

Email: rlayne@velaw.com; jgarrett@velaw.com

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Matlin & Partners Acquisition Corporation

By:	/s/ David J. Matlin
Name:	David J. Matlin
Title:	Chief Executive Officer

Matlin & Partners Acquisition Sponsor LLc

By:	/s/ David J. Matlin
Name:	David J. Matlin
Title:	Director

cantor fitzgerald & co.

By:	/s/ John Belle
Name:	John Belle
Title:	COO, Investment Banking

Crestview III USWS, L.P.

By: Crestview III USWS GenPar, LLC, its general partner

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

Crestview III USWS TE, LLC

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

SOLELY FOR PURPOSES OF SECTION 12(a)

Crestview Partners III (TE), L.P.

By: Crestview Partners III GP, L.P., its general partner

By: Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

Crestview Partners III Co-Investors, L.P.

By: Crestview Partners III GP, L.P., its general partner

By: Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

Signature Page to Subscription Agreement